Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Eva Aryeetey

Union Bank, N.A.

1251 Avenue of Americas, 19th Floor

New York, NY 10020

Attn: Corporate Trust Department

(646) 452-2005

(Name, address and telephone number of agent for service)

H.J. Heinz Company

(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
Pennsylvania	25-0542520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)
One PPG Place, Suite 3100 Pittsburgh, Pennsylvania	15222

Debt Securities

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a)    Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

    b)    Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.     AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such                  affiliation.

Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and                   qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N.A. a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 6th day of September, 2011.

Union Bank, N.A.

By:	/s/ Eva Aryeetey
Vice President

2

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

September 6, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between H. J. Heinz (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, N.A.

By:	/s/ Eva Aryeetey
Corporate Trust Vice President

Exhibit 7

UnionBanCal Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2011	2010

Assets
Cash and due from banks	$1,233	$946
Interest bearing deposits in banks (includes $24 at June 30, 2011 and $11 at December 31, 2010 related to consolidated variable interest entities (VIEs))	2,477	217
Federal funds sold and securities purchased under resale agreements	78	11

Total cash and cash equivalents	3,788	1,174
Trading account assets:
Pledged as collateral	1	43
Held in portfolio	897	956
Securities available for sale:
Pledged as collateral	340	10
Held in portfolio	17,758	20,781
Securities held to maturity (Fair value: June 30, 2011, $1,610; December 31, 2010, $1,560)	1,332	1,323
Loans:
Loans, excluding Federal Deposit Insurance Corporation (FDIC) covered loans	47,718	46,584
FDIC covered loans	1,249	1,510

Total loans held for investment	48,967	48,094
Allowance for loan losses	(826)	(1,191)

Loans net	48,141	46,903
Premises and equipment, net	686	712
Intangible assets	407	457
Goodwill	2,447	2,456
FDIC indemnification asset	650	783
Other assets (includes $272 at June 30, 2011 and $283 at December 31, 2010 related to consolidated VIEs)	3,646	3,499

Total assets	$80,093	$79,097

Liabilities
Deposits:
Noninterest bearing	$17,708	$16,343
Interest bearing	39,473	43,611

Total deposits	57,181	59,954
Commercial paper and other short-term borrowings	2,838	1,356
Long-term debt (includes $8 at June 30, 2011 and December 31, 2010 related to consolidated VIEs)	7,069	5,598
Trading account liabilities	730	774
Other liabilities (includes $2 at June 30, 2011 and December 31, 2010 related to consolidated VIEs)	1,338	1,024

Total liabilities	69,156	68,706

Commitments, contingencies and guarantees — See Note 13
Equity
UNBC Stockholder’s Equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,829 shares issued	136	136
Additional paid-in capital	5,199	5,198
Retained earnings	5,945	5,468
Accumulated other comprehensive loss	(613)	(677)

Total UNBC stockholder’s equity	10,667	10,125
Noncontrolling interests	270	266

Total equity	10,937	10,391

Total liabilities and equity	$80,093	$79,097

See accompanying notes to consolidated financial statements.